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                                    AGREEMENT

   THIS AGREEMENT made as of 28th day of September, 1994 by and among ISRAEL DISCOUNT BANK OF NEW YORK ("IDB"), EXTEBANK ("EB"), BANK LEUMI TRUST COMPANY OF NEW YORK ("BL"), BANK HAPOALIM B.M. ("BH"), EUROPEAN AMERICAN BANK ("EAB"), the U.S. SMALL BUSINESS ADMINISTRATION (the "SBA") and ELK ASSOCIATES FUNDING CORPORATION (the "Borrower").

                              W I T N E S S E T H:

   WHEREAS, IDB, EB, BL, BH, the SBA and the Borrower previously entered into an intercreditor agreement dated September 9, 1993 which is attached hereto as Exhibit A (the "Intercreditor Agreement"); and

   WHEREAS, IDB, EB, BL, BH, the SBA and the Borrower previously entered into a custodian agreement dated September 9, 1993 which is attached hereto as Exhibit B (the "Custodian Agreement"); and

   WHEREAS, the Borrower has terminated its loan agreement with EB and is about to terminate its loan agreement with BH (hereinafter EB and BH are sometimes collectively referred to as the "Former Banks"); and

   WHEREAS, the Borrower has entered into a loan agreement with EAB; and

   WHEREAS, the parties desire to remove the Former Banks as parties to the Custodian Agreement and the Intercreditor Agreement (collectively, the "Agreements") and to make EAB a party to the Agreements;

   NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1. Removal of Former Banks as Parties to the Agreements.

   (a) Effective as of the date hereof, the Agreements are hereby amended in order to remove EB as a party to the Agreements. Accordingly, EB is hereby relieved of all obligations and shall no longer have any rights or be entitled to any benefits as a Bank (as that term is defined in the Agreements) pursuant to the terms of the Agreements.

   (b) Effective upon the payment by Borrower to BH in an amount necessary to satisfy in full all obligations due from Borrower to BH under Borrower's loan agreement with BH, BH shall be removed as a party to the Agreements. BH shall thereafter be relieved of all obligations and shall no longer have any rights or


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be entitled to any benefits as a Bank (as that term is defined in the
Agreements) pursuant to the terms of the Agreements. Upon the satisfaction of Borrower's obligations to BH, BH shall execute a letter substantially in the form set forth in Exhibit A hereto, copies of which shall be delivered to all the parties hereto.

2. Admission of EAB as a Party to the Agreements. Effective as of the date hereof, the Agreements are hereby amended in order to admit EAB as a party to the Agreements. Accordingly, EAB shall be bound by the terms of the Agreements and shall assume all of the obligations and be entitled to any and all rights and benefits as a Bank (as that term is defined in the Agreements) pursuant to the terms of the Agreements.

3. Continuation Agreements. The Agreements shall remain in full force and effect as modified pursuant to the terms hereof.

4. Further Assurances. The parties agree to execute any and all documents necessary to effectuate the withdrawal of the Former Banks as parties to the Agreements and the admission of EAB as a party to the Agreements.

5. Notices.

   (a) EAB's address for notice or other communication in connection with the Agreements shall be:

       European American Bank
       335 Madison Avenue
       New York, NY 10017
       Attention: Zach Mayo, Vice President
       Telecopy: 212-503-2667

   (b) Borrower's new address for notice or other communication in connection with the Agreements shall be:

       Elk Associates Funding Corporation
       747 Third Avenue- 4th Floor
       New York, New York 10017
       Attention: Gary C. Granoff, President
       Telecopy: 212-421-3488

6. Governing Law. This agreement shall be governed by the laws of the state of New York applicable to contracts made and to be performed wholly therein.

7. Headings. The headings in this Agreement are for convenience reference only and shall not alter or otherwise affect the meaning hereof.


                                       2
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8. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                              ELK ASSOCIATES FUNDING CORPORATION

                                              By: /s/ Gary C. Granoff
                                                 -------------------------------
                                                 Name:  Gary C. Granoff
                                                 Title: President

                                              ISRAEL DISCOUNT BANK OF NEW YORK

                                              By: /s/ Robert J. Fainelli
                                                 -------------------------------
                                                 Name:  Robert J. Fainelli
                                                 Title: Vice President

                                              By: /s/ Leslie Miller
                                                 -------------------------------
                                                 Name:  Leslie Miller
                                                 Title: Vice President

                                              BANK LEUMI TRUST COMPANY
                                              OF NEW YORK

                                              By: /s/ Melvyn F. Plotzker
                                                 -------------------------------
                                                 Name:  Melvyn F. Plotzker
                                                 Title: Vice President

                                              By: /s/ Iris Schechter
                                                 -------------------------------
                                                 Name:  Iris Schechter
                                                 Title: Vice President


                                              BANK HAPOALIM B.M.

                                              By: /s/ Erik Vanderke
                                                 -------------------------------
                                                 Name:  Erik Vanderke
                                                 Title: xxxxxxxxxxxxxxxxxxx

                                              By: /s/ Lorin Alvarez
                                                 -------------------------------
                                                 Name:  Lorin Alvarez
                                                 Title: Assistant Vice President


                                       3
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                                              EXTEBANK

                                              By: /s/ Kenneth Lipke
                                                 -------------------------------
                                                 Name:  Kenneth Lipke
                                                 Title: Vice President

                                              EUROPEAN AMERICAN BANK

                                              By: /s/ Dennis J. Nochowitz
                                                 -------------------------------
                                                 Name:  Dennis J. Nochowitz
                                                 Title: Assistant Vice President

                                              UNITED STATES SMALL BUSINESS
                                              ADMINISTRATION

                                              By: /s/ Don A. Christensen
                                                 -------------------------------
                                                 Name:  Don A. Christensen
                                                 Title: Assoc. Admin/Invest.


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           EXHIBIT A - filed as Exhibit k.2 to Registration Statement
           EXHIBIT B - filed as Exhibit j.1 to Registration Statement